Exhibit 10.1

THIRD AMENDMENT

TO SECOND AMENDED AND RESTATED REVOLVING LOAN AGREEMENT

This Third Amendment to Second Amended and Restated Revolving Loan Agreement (this “Amendment”) is entered into as of February 27, 2009, by and among ResMed Corp., a Minnesota corporation (“ResMed”), RESMED EAP HOLDINGS INC., a Delaware corporation (“Holdings”), and RESMED MOTOR TECHNOLOGIES INC., a Delaware corporation (“RMT”; ResMed, Holdings and RMT are sometimes referred to herein individually as a “Borrower,” and collectively, as “Borrowers”), RESMED INC., a Delaware corporation, as guarantor, each lender from time to time party to the Loan Agreement (as defined below) (collectively, the “Lenders” and individually, a “Lender”), and UNION BANK, N.A. (f/k/a UNION BANK OF CALIFORNIA, N.A.), as Administrative Agent (in such capacity, “Agent”).

RECITALS

Borrowers, Agent and the Lenders are parties to that certain Second Amended and Restated Revolving Loan Agreement dated as of March 1, 2006, as amended from time to time prior to the date hereof, including by that certain First Amendment to Second Amended and Restated Revolving Loan Agreement dated as of May 3, 2007 and that certain Second Amendment to Second Amended and Restated Revolving Loan Agreement dated as of January 28, 2008 (collectively, the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement.

NOW, THEREFORE, the parties agree as follows:

1. All reference in the Loan Agreement and any of the other Loan Documents to “UNION BANK OF CALIFORNIA, N.A.” shall hereafter mean and refer to “UNION BANK, N.A.”.

2. Effective as of the date hereof, the following defined terms in Section 1.1 of the Loan Agreement are amended and restated in their entirety to read as follows:

“Kearny Mesa Property” means that certain property owned by ResMed and commonly know as “9001 Spectrum Center Blvd, San Diego, California, 92123.”

“Revolving Commitment” means, subject to Section 2.6 and Section 2.7, (a) $75,000,000 from the Closing Date through the day before the first anniversary of the Closing Date; (b) $70,000,000 from the first anniversary of the Closing Date through the day before the second anniversary of the Closing Date; and (c) $65,000,000 thereafter. The respective Pro Rata Shares of the Lenders with respect to the Revolving Commitment are set forth in Schedule 1.1.

3. Effective as of the date hereof, Section 6.13 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.13 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than (i) 1.25 to 1.00 for the Fiscal Quarter ending March 31, 2009, and (ii) 1.50 to 1.00 for each Fiscal Quarter thereafter. Notwithstanding the foregoing, for purposes of calculating compliance with the foregoing, Capital Expenditures made by Parent and its Subsidiaries on a consolidated basis, shall exclude capital expenditures (including all construction costs, property improvement, and furnishing costs) related to Parent’s construction of its new headquarters building on the Kearny Mesa Property.”

4. Effective as of the date hereof, Section 6.14 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.14 EBITDA. Permit the domestic trailing twelve (12) month EBITDA of ResMed and RMT for any Fiscal Quarter, to be less than $15,000,000.”

5. Effective as of the date hereof, Section 6.16 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.16 Intentionally Omitted.”

6. Schedule 2 to Exhibit B to the Loan Agreement is hereby replaced with Schedule 2 attached hereto.

7. No course of dealing on the part of Lenders, Agent or its officers, nor any failure or delay in the exercise of any right under the Loan Documents by Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s or Lenders’ failure at any time to require strict performance by Borrowers of any provision of any Loan Document shall not affect any right of Lenders or Agent thereafter to demand strict compliance with and performance of such provision. Any suspension or waiver of a right must be in writing signed by an officer of Agent, in accordance with Section 12.2 of the Loan Agreement.

8. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or Lenders under the Loan Agreement, as in effect prior to the date hereof. Upon the effectiveness of this Amendment, all references in the Loan Documents to the “Loan Agreement” shall be deemed to refer to the Loan Agreement, as amended by this Amendment.

9. Each Borrower represents and warrants that the representations and warranties contained in Article 4 of the Loan Agreement are true and correct in all material respects as of the date of this Amendment (except such representations and warranties which are by their terms expressly limited to an earlier date, in which case the same were true and correct in all material respects as of such earlier date), and that, after giving effect to this Amendment, no Event of Default has occurred and is continuing.

10. As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a) this Amendment, duly executed by Borrowers;

(b) an amendment fee in the amount of $50,000;

(c) all reasonable costs and expenses of the Agent incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(d) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER		BORROWER
RESMED CORP.,		RESMED EAP HOLDINGS INC.,
a Minnesota corporation		a Delaware corporation

By:	/s/ David Pendarvis	By:	/s/ David Pendarvis
Name:	David Pendarvis	Name:	David Pendarvis
Title:	Secretary	Title:	Secretary

Address:		Address:
14040 Danielson Street		14040 Danielson Street
Poway, CA 92064-6857		Poway, CA 92064-6857
Attn: General Counsel		Attn: General Counsel

Telecopier: 858-746-2830		Telecopier: 858-746-2830
Telephone: 858-746-2400		Telephone: 858-746-2400

BORROWER		GUARANTOR
RESMED MOTOR TECHNOLOGIES INC., a		RESMED INC.,
Delaware corporation		a Delaware corporation

By:	/s/ David Pendarvis	By:	/s/ David Pendarvis
Name:	David Pendarvis	Name:	David Pendarvis
Title:	Secretary	Title:	Secretary

Address:		Address:
14040 Danielson Street		14040 Danielson Street
Poway, CA 92064-6857		Poway, CA 92064-6857
Attn: General Counsel		Attn: General Counsel

Telecopier: 858-746-2830		Telecopier: 858-746-2830
Telephone: 858-746-2400		Telephone: 858-746-2400

[Signature Page to Third Amendment

to Second Amended and Restated Revolving Loan Agreement]

[Signatures Continued on Next Page]

UNION BANK, N.A., as Administrative Agent and Lender

By:	/s/ Mark Adelman
Name:	Mark Adelman
Title:	Vice President

Address: UNION BANK, N.A. 530 B Street, 4th Floor San Diego, California 92101 Mail Code: S420 Attention: Mark Adelman VP

Telecopier: (619) 230-3516 Telephone: (619) 230-3766

[Signature Page to Third Amendment

to Second Amended and Restated Revolving Loan Agreement]

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

I.	Section 6.12 – Leverage Ratio

A.	Total Indebtedness of Parent and its Subsidiaries on a consolidated basis		$__________________

B.	EBITDA of Parent and its Subsidiaries on a consolidated basis

	1.	Net Income, plus	$__________________

	2.	any non-operating, non-recurring loss (not to exceed $2,000,000) reflected in such Net Income, minus	$__________________

	3.	any non-operating, non-recurring gain (not to exceed $2,000,000) reflected in such Net Income, plus	$__________________

	4.	Interest Expense, plus	$__________________

	5.	payment or provision for income taxes, plus	$__________________

	6.	depreciation, amortization and other non-cash expenses	$__________________

	7.	total EBITDA (III.B.1 + 2 - 3 + 4 + 5 + 6)	$__________________

	8.	EBITDA for the second most recent quarter	$__________________

	9.	EBITDA for the third most recent quarter	$__________________

	10	EBITDA for the fourth most recent quarter	$__________________

	11.	Total EBITDA for last four quarters (sum of I.B.7 + 8 + 9 + 10)	$__________________

C.	Leverage Ratio (Line I.A divided by Line I.B.11)		: 1.00

Maximum Permitted:	2.00 to 1.00

II.	Section 6.13 – Fixed Charge Coverage Ratio

A.	EBITDA (enter EBITDA from I.B.11, above)	$__________________

B.	Capital Expenditures	$__________________

C.	Interest Expense	$__________________

D.	Cash Income Taxes	$__________________

E.	Cash Dividends on Parent’s Common Stock	$__________________

F.	Current Portion of Long Term Debt [as described in the definition of “Fixed Charge Coverage Ratio”]	$__________________

G.	Current Portion of Long Term Capital Lease Obligations	$__________________

H.	Ratio (sum of II.A - B ÷ sum of II.C + D + E + F + G)	:1.00

Minimum Permitted:	(i) 1.25 to 1.00 for the Fiscal Quarter ending March 31, 2009, and (ii) 1.50 to 1.00 for each Fiscal Quarter thereafter

III.	Section 6.14 – Trailing Twelve Month EBITDA. (of Resmed and RMT)

A.	Net Income, plus	$__________________

B.	any non-operating, non recurring loss (not to exceed $2,000,000) reflected in such Net Income, minus	$__________________

C.	any non-operating, nonrecurring gain (not to exceed $2,000,000) reflected in such Net Income, plus	$__________________

D.	Interest Expense, plus	$__________________

E.	payment or provision for income taxes, plus	$__________________

F.	depreciation, amortization and other non-cash expenses	$__________________

G.	total Trailing Twelve Month EBITDA (III.A + B - C + D + E +F)	$__________________

Minimum Required	$15,000,000

IV.	Section 6.15 –Tangible Net Worth (minus Permitted Stock Repurchases).

A.	Stockholders Equity of Parent and its Subsidiaries:	$__________________

B.	Subordinated Obligations outstanding:	$__________________

C.	total material Intangible Assets:	$__________________

D.	organizational expenses	$__________________

E.	monies due from Affiliates of Parent and its Subsidiaries:	$__________________

F.	Tangible Net Worth (Sum of IV.A + B less sum of IV.C + D + E):	$__________________

G.	Permitted Stock Repurchases	$__________________

F.	Tangible Net Worth minus Permitted Stock Repurchases (IV.F - G)	$__________________

Minimum Required	not less than sum of the following

1.	$170,000,000, plus	$170,000,000

2.	50% of the cumulative Net Income for each Fiscal Quarter ending after June 30, 2005 (with no deduction for a net loss in any such Fiscal Quarter), plus	$__________________

3.	100% of the net proceeds of any issuance by Parent or any of its Subsidiaries of equity securities (except with respect to the exercise of stock options) subsequent to June 30, 2005	$__________________